UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General. On January 12, 2022, Mr. Robert Cook was appointed as a director of Wytec International, Inc. (“Wytec”), effective January 12, 2022. Mr. Cook is an independent director who has also accepted an appointment to serve as the chairman of Wytec’s audit committee.

Compensation Arrangements. There have been no compensation arrangements yet established as a result of Mr. Robert Cook’s appointment as a director of Wytec or for his services as the chairman of Wytec’s audit committee.

On January 12, 2022, Wytec issued 40,000 warrants to purchase up to 40,000 shares of Wytec’s common stock to Eagle Rock Investments, L.L.C., a limited liability company owned by Christopher Stuart, a director of Wytec, in consideration for making a $250,000 line of credit available to Wytec. The warrants are exercisable on a cash or cashless basis at any time until December 31, 2022 at an exercise price per share to five dollars ($5.00) per share, provided, that ten (10) days after the common stock of the Company commences trading on the NASDAQ Capital Market or equivalent or higher public securities trading market (the “Measurement Date”), the amount per share payable to exercise the warrants will thereafter be the greater of (i) $5.00 or (ii) 85% of the average closing price that is quoted on said trading market (if more than one, the one with the then highest trading volume), during the ten (10) consecutive trading days immediately prior to the Measurement Date.

Biographical Information. A comprehensive description of the experience and qualifications of Mr. Robert Cook is included in the following paragraphs:

Robert Cook, age 75, has over 30 years of executive management experience in a variety of industries. Since May 2020, Mr. Cook has worked as an independent consultant. From 2015 until May 2020, he served as the chief executive officer and chief financial officer of Tecomate Holdings, LLC, a wildlife product and TV production company. From 2013 to 2014, Mr. Cook served as the president and chief financial officer of Solid Green Holdings, a product development and construction firm, in Austin, Texas. From 2011 to 2013, he served as senior director, strategy & implementation at Goodman Networks, in Plano, Texas, a project management and construction company. From 2008 to 2011, he served as senior controls manager for South Texas at Goodman Networks, in San Antonio, Texas. From 2005 to 2007, Mr. Cook served as the president of RCI Consulting in San Antonio, Texas. From 2006 to 2007, he served as the chief financial officer of Conner Steel Products, Ltd, in San Angelo, Texas, an oil and gas equipment manufacturer, where he was responsible for accounting and finance, planning, budgeting, cash management and mergers and acquisitions. From 2002 to 2005, he served as the president and chief executive officer of Amerivision Communications, Inc., a telecom provider, Oklahoma City, Oklahoma. Mr. Cook has also been the chief executive officer of US Intelco Holdings, Inc. (now Verisign), a telecom service company, in Olympia, Washington; the president and chief executive officer of Sevis Systems, a software development company, in San Antonio, Texas; president, chief financial officer, and chief operating officer of Interstellar Telecom in New Braunfels, Texas; vice president, general manager and vice president of business development & government relations for ICG Communications in San Antonio, Texas; and vice president of revenue and chief operating officer of SM Telecorp, a telecom provider, in San Marcos, Texas. Mr. Cook has also served on numerous boards of directors, including chairman of Sevis Systems (from 1998 to 2020); director of Tecomate Holdings (from 2015 to 2020); director of Interstellar Telecom (from 2001 to 2002); chairman of US Intelco Holdings (from 1990 to 1995); vice chairman of IT Networks (from 1992 to 1995); director of the National Exchange Carrier Association (from 1987 to 1992); chairman of the Texas Exchange Carrier Association (from 1990 to 1992); and director of Alamo City Technologies (from 1990 to 1991). He was also an advisory board member of Zyant Technology (from 2004 to 2005). Mr. Cook received a Bachelor of Business Administration in accounting and finance from Angelo State University in 1974, a Master of Business Administration in management from Angelo State University in 1976, and a Master of Business Administration in accounting from Angelo State University in 1976.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

By:	/s/ William H. Gray
William H. Gray Chief Executive Officer

Date: January 19, 2022

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